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                                                                       OHS DRAFT
                                                                         11/5/96






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                             LEADING EDGE PACKAGING, INC.

                                         AND

                           GILFORD SECURITIES INCORPORATED




                                  -----------------




                                   REPRESENTATIVE'S
                                  WARRANT AGREEMENT



                              DATED AS OF ________, 1996







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     REPRESENTATIVE'S WARRANT AGREEMENT dated as of _______, 1996 between

LEADING EDGE PACKAGING, INC., a Delaware corporation (the "Company"), and

GILFORD SECURITIES INCORPORATED ("Gilford").  Gilford is hereinafter referred to variously as the "Holder" or the "Representative".

                                 W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Representative or its designees warrants ("Warrants") to purchase up to an aggregate 125,000 shares of common stock of the Company ("Common Stock"); and

     WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof by and among the several Underwriters listed therein and the Company to act as the representative of the several underwriters in connection with the Company's proposed public offering of up to 1,250,000 shares of Common Stock at a public offering price of $____ per share of Common Stock (the "Public Offering"); and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting

Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, Gilford acting as the the Representative pursuant to the Underwriting Agreement;

     NOW, THEREFORE, in consideration of the premises, the payment by the

Representative to the Company of an aggregate         dollars and         cents

($       ), the
agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

     1.  GRANT.  The Holder is hereby granted the right to purchase, at any time from _______, 1997 [12 months from the effective date of the registration statement], until 5:30 P.M., New York time, on ____________, 2001 [five years from the effective date of the registration statement], up to an aggregate of

125,000 shares of Common Stock (the "Shares") at an initial exercise price

(subject to adjustment as provided in SECTION 8 hereof) of $____ per share of

Common Stock [120% of the initial public offering price per share] subject to the terms and conditions of this Agreement.  Except as set forth herein, the

Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

     2.  WARRANT CERTIFICATES.  The warrant certificates (the "Warrant

Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.  EXERCISE OF WARRANT.

     Section 3.1    METHOD OF EXERCISE.  The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in

SECTION 8 hereof) per share of Common Stock set forth in SECTION 6 hereof payable by certified or official bank check in New York Clearing House funds,

subject to adjustment as provided in SECTION 8 hereof.  Upon surrender of a

Warrant Certificate with the annexed Form of Election to Purchase duly executed,

together with payment of the Exercise Price (as hereinafter defined) for the shares of Common

Stock purchased at the Company's principal offices in New York, New York

(presently located at 350 Fifth Avenue, Suite 3922, New York, New York  10118)

the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.  The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants).  Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby.  In the case of the purchase of less than all the shares of Common

Stock purchasable under any Warrant Certificate, the Company shall cancel said

Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common

Stock purchasable thereunder.

     Section 3.2  EXERCISE BY SURRENDER OF WARRANT.  In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the  Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of Shares equal to the product of (x) the number of Shares as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 3.3 hereof) of the

Shares minus the Exercise Price of the Shares and the denominator of which is the Market Price per Share.  Solely for the purposes of this Section 3.2, Market

Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section

13 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five trading
                                          3
days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price.

     Section 3.3  DEFINITION OF MARKET PRICE. As used herein, the phrase "Market

Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common

Stock is listed or admitted to trading or by the Nasdaq National Market ("NNM"),

or, if the Common Stock is not listed or admitted to trading on any national securities exchanged or quoted by NNM, the average closing bid price as furnished by the NASD through NNM or similar organization if NNM is no longer reporting such information, or if the Common Stock is not quoted on NNM, as determined in good faith by resolution of the Board of Directors of the Company,

based on the best information available to it.

     4.   ISSUANCE OF CERTIFICATES.  Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock and/or other securities,

properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTIONS 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons

                                          4

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requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares underlying the Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the

Board of Directors or President or Vice President of the Company.  Warrant

Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.  RESTRICTION ON TRANSFER OF WARRANTS.  The Holder of a Warrant

Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative.

     6.   EXERCISE PRICE.

     Section 6.1  INITIAL AND ADJUSTED EXERCISE PRICE.  Except as otherwise provided in SECTION 8 hereof, the initial exercise price of each Warrant shall be $____ [120% of the initial public offering price] per share of Common Stock.

The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of SECTION 8 hereof.

     Section 6.2  EXERCISE PRICE.  The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.
                                          5

     7.   REGISTRATION RIGHTS.

     Section 7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933.  The Warrants,

the Shares, and any of the other securities issuable upon exercise of the

Warrants have not been registered under the Securities Act of 1933, as amended

(the "Act").  Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares underlying the Warrants, and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities")

shall bear the following legend:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

     Section 7.2  PIGGYBACK REGISTRATION.  If, at any time commencing after the date hereof and expiring seven (7) years from the date hereof, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the

Warrants and/or the Warrant Securities of its intention to do so.  If the

Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the

Warrants and/or Warrant Securities the opportunity to have any such Warrant

Securities
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registered under such registration statement (sometimes referred to herein as the "Piggyback Registration").

     Notwithstanding the provisions of this SECTION 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this

SECTION 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     Section 7.3  DEMAND REGISTRATION.

     (a)  At any time commencing after the date hereof and expiring five (5)

years from the date hereof, the Holders of the Warrants and/or Warrant

Securities representing a "Majority" (as hereinafter defined) of such securities

(assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under SECTION 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the

Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the

Representative and Holders, in order to comply with the provisions of the Act,

so as to permit a public offering and sale of their respective Warrant

Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10)

days after receiving notice from the Company of such request.

     (b)  The Company covenants and agrees to give written notice of any registration request under this SECTION 7.3 by any Holder or Holders to all other registered Holders of the
                                          7

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Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

     (c)  In addition to the registration rights under SECTION 7.2 and subsection (a) of this SECTION 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant

Securities shall have the right, exercisable by written request to the Company,

to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9)

consecutive months by any such Holder of its Warrant Securities provided,

however, that the provisions of SECTION 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

     (d)  Notwithstanding anything to the contrary contained herein, if the

Company shall not have filed a registration statement for the Warrant Securities within the time period specified in SECTION 7.4(a) hereof pursuant to the written notice specified in SECTION 7.3(a) of a Majority of the Holders of the

Warrants and/or Warrant Securities, the Company shall have the option, upon the written notice of election of a Majority of the Holders of the Warrants and/or

Warrant Securities, to repurchase (i) any and all Warrant Securities at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to SECTION 7.3(a) or (y) the expiration of the period specified in SECTION 7.4(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant.  Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in SECTION 7.4(a) or (ii) the delivery of the written notice of election specified in this SECTION 7.3(d).

                                          8

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     Section 7.4  COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.  In

connection with any registration under SECTION 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

     (a)  The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant

Securities such number of prospectuses as shall reasonably be requested.

     (b)  The Company shall pay all costs (excluding fees and expenses of

Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to

SECTIONS 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.  The

Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to SECTION 7.3(c).  If the Company shall fail to comply with the provisions of SECTION 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental or special damages sustained by the Holder(s)

requesting registration of their Warrant Securities.

     (c)  The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.
                                          9

     (d)  The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of SECTION 15 of the Act or SECTION

20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),

against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange

Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in SECTION 7 of the

Underwriting Agreement.

     (e)  The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person,

if any, who controls the Company within the meaning of SECTION 15 of the Act or

SECTION 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating,

preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in SECTION 7 of the Underwriting

Agreement pursuant to which the Underwriters have agreed to indemnify the

Company.

     (f)  Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

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     (g)  The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to SECTION 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to SECTION 7.3 hereof, without the prior written consent of the Holders of the Warrants and Warrant Securities representing a Majority of such securities.

     (h)  The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

     (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make

"generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement
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(which need not be audited) complying with SECTION 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

     (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the underwriter, copies of all correspondence between the Commission and the

Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities

Dealers, Inc. ("NASD").  Such investigation shall include access to books,

records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or Underwriter shall reasonably request.

     (k) The Company shall enter into an underwriting agreement with the underwriter selected for such underwriting by Holders holding a Majority of the

Warrant Securities requested to be included in such underwriting, which may be the Representative.  Such agreement shall be satisfactory in form and substance to the Company, each Holder and the underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriter.

The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such
                                          12

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underwriters shall also be made to and for the benefit of such Holders.  Such

Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such

Holders and their intended methods of distribution.

     (l)  In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

     (m)  For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i)

are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     8.  ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

     Section 8.1 SUBDIVISION AND COMBINATION.  In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise

Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     Section 8.2  STOCK DIVIDENDS AND DISTRIBUTIONS.  In case the Company shall pay a dividend in, or make a distribution of, shares of Common Stock or of the

Company's capital
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stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased.  An adjustment made pursuant to this SECTION 8.2 shall be made as of the record date for the subject stock dividend or distribution.

     Section 8.3  ADJUSTMENT IN NUMBER OF SECURITIES.  Upon each adjustment of the Exercise Price pursuant to the provisions of this SECTION 8, the number of

Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the

Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     Section 8.4  DEFINITION OF COMMON STOCK.  For the purpose of this

Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be

amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     Section 8.5  MERGER OR CONSOLIDATION.  In case of any consolidation of the

Company with, or merger of the Company with, or merger of the Company into,

another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each

Warrant then outstanding or to be outstanding shall have the right thereafter

(until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and
                                          14
amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer.  Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in SECTION 8.  The above provision of this subsection shall similarly apply to successive consolidations or mergers.

     Section 8.6  NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES.  No

adjustment of the Exercise Price shall be made:

          (a)  Upon the issuance or sale of the Warrants or the shares of Common

     Stock issuable upon the exercise of the Warrants;

          (b)  If the amount of said adjustment shall be less than two cents

     (2CENTS) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2CENTS) per Warrant Security.

     9.  EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.  Each Warrant

Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new

Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                                          15

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     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10.  ELIMINATION OF FRACTIONAL INTERESTS.  The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities,

properties or rights.

     11.  RESERVATION AND LISTING OF SECURITIES.  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.  As long as the Warrants shall be outstanding, the

Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities

                                          16

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exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NNM.

     12.  NOTICES TO WARRANT HOLDERS.  Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.  If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of

     Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the
                                          17
transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     13.  NOTICES.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered,

or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth in SECTION 3 hereof or to such other address as the Company may designate by notice to the

     Holders.

     14.  SUPPLEMENTS AND AMENDMENTS.  The Company and the Representative may

from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable

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
and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

     15.  SUCCESSORS.  All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     16.  TERMINATION.  This Agreement shall terminate at the close of business on _______, 2003.  Notwithstanding the foregoing, the indemnification provisions of SECTION 7 shall survive such termination until the close of business on

_______, 2009.

     17.  GOVERNING LAW; SUBMISSION TO JURISDICTION.  This Agreement and each

Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of

New York or of the United States of America for the Southern District of New

York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.  Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in SECTION 13 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any

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

action, proceeding or claim.  The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     18.  ENTIRE AGREEMENT; MODIFICATION.  This Agreement (including the

Underwriting Agreement to the extent portions thereof are referred to herein)

contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     19.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20.  CAPTIONS.  The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     21.  BENEFITS OF THIS AGREEMENT.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the

Representative and any other registered Holder(s) of the Warrant Certificates or

Warrant Securities any legal or equitable right, remedy or claim under this

Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or

Warrant Securities.
                                          20

     22.  COUNTERPARTS.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        LEADING EDGE PACKAGING, INC.


                                        By:
                                           ----------------------------
                                            Name:
                                            Title:



Attest:



----------------------------
  Secretary


                                   GILFORD SECURITIES INCORPORATED


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


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